Exhibit 1.1

EXECUTION VERSION

AMENDMENT NO. 5 TO AMENDED & RESTATED LOAN AGREEMENT

G&I AND AMENDMENT NO. 4 TO AMENDED & RESTATED

INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED & RESTATED LOAN AGREEMENT (G&I) AND AMENDMENT NO. 4 TO AMENDED & RESTATED INTERCREDITOR AGREEMENT (this “Fifth Amendment”), dated as of January 25, 2016, is by and among (i) HASI CF I Borrower LLC, a Delaware limited liability company (“Borrower HASI”), HAT CF I Borrower LLC, a Delaware limited liability company (“Borrower HAT I”) and HAT CF II Borrower LLC, a Delaware limited liability company (“Borrower HAT II”, and together with Borrower HASI and Borrower HAT I, the “Borrowers”), (ii) Bank of America, N.A., in its capacity as lender under the A&R Loan Agreement (as defined below) (in such capacity, the “Lender”), (iii) Bank of America, N.A., in its capacity as administrative agent under the A&R Loan Agreement (in such capacity, the “Administrative Agent”) and (iv) for purposes of Sections 3 and 4 only, Bank of America, N.A., in its capacity as administrative agent under the Other Loan Agreement (in such capacity, the “Other Administrative Agent”).

WHEREAS, the Borrowers, the Lender, and the Administrative Agent are parties to an Amended & Restated Loan Agreement (G&I) dated as of August 12, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “A&R Loan Agreement”);

WHEREAS, the Administrative Agent and the Other Administrative Agent, together with the Grantors, the PF Collateral Agent and the G&I Collateral Agent (as such parties are defined in the A&R Intercreditor Agreement), are parties to an Intercreditor Agreement dated as of August 12, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “A&R Intercreditor Agreement”);

WHEREAS, (a) the Borrowers, the Lender, and the Administrative Agent have agreed to amend certain provisions of the A&R Loan Agreement as more specifically set forth herein, (b) the Other Administrative Agent has agreed to consent to such amendments as more specifically set forth herein and (c) the Borrowers, the Lender, and the Administrative Agent have agreed to amend certain provisions of the following Underlying Financing Specifications: (i) Underlying Financing Specification No. 13 (“UF 13”), (ii) Underlying Financing Specification No. 19 (“UF 19”), (iii) Underlying Financing Specification No. 20 (“UF 20”), and (iv) Underlying Financing Specification No. 25 (“UF 25” and, together with UF 13, UF 19 and UF 20, the “Specified Financing Specifications”);

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

Capitalized terms used in this Fifth Amendment but not defined herein shall have the meanings ascribed thereto in the A&R Loan Agreement.

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

SECTION 2. Required Lender.

The Lender holds 100% of the Outstanding Amount and the aggregate unused Commitments under the A&R Loan Agreement and thus constitutes the Required Lender for purposes of the A&R Loan Agreement and this Fifth Amendment.

SECTION 3. A&R Loan Agreement Amendment.

In accordance with Section 15.1.1 of the A&R Loan Agreement and, with respect to the Administrative Agent and the Other Administrative Agent, Section 3.4(c)(i) of the A&R Intercreditor Agreement, and in each case subject to the terms set forth herein, as of the date hereof, the Required Lender, the Administrative Agent, the Other Administrative Agent and each Borrower hereby agree to amend the A&R Loan Agreement as follows:

i.	The cover page to the A&R Loan Agreement is amended by deletion of “$150,000,000 Senior Secured Credit Facility” in its entirety and replacement with the following:

“$250,000,000 Senior Secured Credit Facility”

ii.	The second recital to the A&R Loan Agreement is amended by deletion of “$150,000,000” in its entirety and replacement with “$250,000,000”.

iii.	The third recital to the A&R Loan Agreement is amended by deletion of “$400,000,000” in its entirety and replacement with “$250,000,000”.

iv.	Section 1.1 to the A&R Loan Agreement is amended as follows:

a.	by adding the following terms in alphabetical order:

“Aggregate Delayed Draw Exclusion Amount” means, as of any date of determination, the lesser of (x) the sum of all Delayed Draw Exclusion Amounts for all Delayed Draw Financings and (y) 20% of the Maximum Loan Amount.”

“Delayed Draw Exclusion Amount” means, as of any date of determination and solely with respect to a Delayed Draw Financing, an amount equal to the Unfunded Financing Commitment Amount required to be funded by the Applicable Borrower Subsidiary thereunder during the period beginning on the 90th day following the date of such determination and ending on the 570th day following the date of such determination.”

b.	the term “Aggregate Usage” is amended and restated in its entirety as follows:

“Aggregate Usage” means, as of any date of determination, (a) the Outstanding Amount plus (b) the aggregate Unfunded Financing Commitment Amount, minus (c) the Aggregate Delayed Draw Exclusion Amount.”

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

c.	the term “Maximum Loan Amount” is amended and restated in its entirety as follows:

“Maximum Loan Amount” means $250,000,000.

v.	Section 2.1.1 to the A&R Loan Agreement is amended and restated in its entirety as follows:

“Subject to the terms and conditions hereof, including without limitation, Section 4.3, each Lender agrees to make, on or after the applicable Loan Availability Date pursuant to Section 4.1, one or more loans (each such loan, a “Loan” and collectively, the “Loans”) to Borrowers up to an aggregate amount equal to the Commitments; provided that after giving effect to any Loan, (a) the sum of (x) the Outstanding Amount of the Loans attributable to a Lender and (y) the Unfunded Financing Commitment Amount with respect to all Delayed Draw Financings attributable to such Lender minus the Aggregate Delayed Draw Exclusion Amount attributable to such Lender shall not exceed the lesser of (i) such Lender’s Commitment at such time and (ii) such Lender’s Applicable Percentage of the Borrowing Base at such time and (b) the Aggregate Usage shall not exceed the Borrowing Base at such time. In no event shall Lenders have any obligation to honor a request for a Loan if either (I) the Aggregate Usage (after given effect to the making of such Loan) would exceed the Borrowing Base or (II) the Borrowers have failed to comply with the Interest Service Coverage Ratio for the applicable Interest Coverage Calculation Period.”

vi.	Section 2.6 of the A&R Loan Agreement is amended by deletion of clause (b) in its entirety and replacement with the following:

“(b) the date on which the aggregate principal amount of all Advances made under the Loan Facility since July 19, 2013 (without regard to any prepayment or repayments hereunder), is equal to or greater than $600,000,000 (the “Maximum Advance Limitation”), and”

vii.	Section 9.1.2(a) of the A&R Loan Agreement is amended by adding immediately before the clause “and the Unfunded Financing Commitment Amount”, the following:

“the Delayed Draw Exclusion Amount”.

viii.	Schedule 1.1.1 to the A&R Loan Agreement is amended by deletion of “150,000,000” in its entirety and replacement with “250,000,000”.

ix.	The term “BB Aggregate Value” in Part A to Appendix 8 of the A&R Loan Agreement is amended and restated in its entirety as follows:

“BB Aggregate Value” means, as of any date of determination, an amount equal to (a) the lesser of (i) the sum of all BB Adjusted Values for all Approved Financings that are Eligible Collateral at such time, and (ii) the sum of all BB Nominal Values for all Approved Financings that are Eligible Collateral at such time minus (b) the Aggregate Delayed Draw Exclusion Amount.”

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

x.	the chart entitled “GI Facility Indices” in Part B to Appendix 8 of the A&R Loan Agreement is amended by deletion of the row entitled “Municipal” in its entirety and replacement with the chart set forth on Exhibit A hereto.

SECTION 4. Intercreditor Agreement Amendment.

The parties hereto agree that the reference to $150 million in the second recital to the A&R Intercreditor Agreement is hereby replaced with “an amount up to the Maximum Loan Amount”.

SECTION 5. Amendments to Certain Specified Financing Specifications.

In accordance with Section 15.1.1 of the A&R Loan Agreement, and subject to the terms set forth herein, as of the date hereof, the Required Lender, the Administrative Agent and each Borrower hereby agree to amend the Specified Financing Specifications as follows:

i.	the value adjacent “Asset Premium” on Part II to UF 13 is hereby amended by deletion of “0.75%” and replacement with “0.99%”.

ii.	the value adjacent “Asset Premium” on Part II to UF 19 is hereby amended by deletion of “0.00%” and replacement with “0.44%”.

iii.	the value adjacent “Asset Premium” on Part II to UF 25 is hereby amended by deletion of “0.61%” and replacement with “1.03%”.

iv.	the value adjacent “Asset Premium” on Part II to UF 20 is hereby amended by deletion of “0.25%” and replacement with “0.66%”.

v.	each of the Specified Financing Specifications are hereby amended by deletion of “US MUNI Taxable AA Curve” in each instance used therein and replacement with “US BVAL MUNI Taxable AA Curve”.

SECTION 6. Fifth Amendment as Loan Document; Representations.

i.	For the avoidance of doubt, the parties hereto agree that this Fifth Amendment shall be deemed to be a Loan Document under the A&R Loan Agreement.

ii.	The parties hereto agree that the total aggregate amount of all Advances made under the Loan Facility (without regard to any prepayment or repayments thereunder) as of the date of this Fifth Amendment is $188,300,000.00.

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

iii.	Each Borrower represents and warrants, as to itself and each Related Borrower Party, to each Agent and the Lender, as of the date hereof, that the following statements are true and correct:

a.	The execution, delivery and performance by such Borrower of this Fifth Amendment, and the consummation of the transactions contemplated hereby do not and will not (i) violate in any material respect (A) any provision of any Applicable Law with respect to such Related Borrower Party, (B) any of the Organizational Documents of any Related Borrower Party, or (C) any order, judgment or decree of any court or other agency of government binding on any Related Borrower Party; (ii) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of any Related Borrower Party; (iii) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Related Borrower Party (other than any Liens permitted by or created under any of the Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Related Borrower Party;

b.	Such Borrower is duly authorized to execute, deliver and perform its obligations under this Fifth Amendment. The execution, delivery and performance of this Fifth Amendment has been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of such Borrower; and

c.	This Fifth Amendment is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

iv.	For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Fifth Amendment, each Borrower and each Agent shall treat (and the Lender hereby authorizes the Agents to treat) the A&R Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 7. Effect of Fifth Amendment.

The amendment set forth herein is limited as written, is effective only in the specific instance and for the specific purpose for which given, and shall not be deemed to be a waiver of or consent to, or modification of in any respect, any other term or condition in the A&R Loan Agreement or any of the documents referred to herein or therein. The terms and provisions set forth in each Loan Document are hereby ratified and confirmed by each Borrower in all respects. Each Borrower acknowledges and agrees that the execution, delivery and performance of this Fifth Amendment by the Administrative Agent and of the Lender does not and shall not create (nor shall Borrowers or any Related Borrower Subsidiary rely upon the existence of or claim or assert that there exists) any obligation of the Lender and the Administrative Agent to consider or agree to any amendment of or waiver or consent with respect to any of the Loan Documents, or any

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

other instrument or agreement to which the Administrative Agent or the Lender is a party (collectively an “Amendment or Consent”), and in the event that the Administrative Agent or the Lender subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Fifth Amendment, nor any other conduct of the Administrative Agent or the Lender related hereto, shall be of any force or effect on the Administrative Agent’s or the Lender’s consideration or decision with respect to any such requested Amendment or Consent, and the Administrative Agent and the Lender shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

SECTION 8. Governing Law.

This Fifth Amendment shall be governed by the laws of the State of New York.

SECTION 9. Severability.

Wherever possible, each provision of this Fifth Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Fifth Amendment shall remain in full force and effect.

SECTION 10. Counterparts; Electronic Signatures.

This Fifth Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Fifth Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart thereof.

SECTION 11. Amendment Fee.

In accordance with Sections 3.2.4 and 15.1.4 of the A&R Loan Agreement, as a condition precedent to the execution and delivery by the Administrative Agent and Lenders of this Fifth Amendment, the Borrowers shall pay or cause to be paid to the Administrative Agent, a fee in the amount of $25,000.

[Signatures Appear on Next Pages]

Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

Borrowers

HASI CF I BORROWER LLC, as a Borrower

By:	/s/ Nathaniel J. Rose
Name:	Nathaniel J. Rose
Title:	Authorized Signatory

HAT CF I BORROWER LLC, as a Borrower

By:	/s/ Nathaniel J. Rose
Name:	Nathaniel J. Rose
Title	Authorized Signatory

HAT CF II BORROWER LLC, as a Borrower

By:	/s/ Nathaniel J. Rose
Name:	Nathaniel J. Rose
Title:	Authorized Signatory

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Amendment No. 5 to A&R Loan Agreement

Lender

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sheikh Omer-Farooq
Name:	Sheikh Omer-Farooq
Title:	Director

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Amendment No. 5 to A&R Loan Agreement

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria McClain
Name:	Maria McClain
Title:	Vice President, Agency Management

For purposes of Sections 3 and 4 only:

BANK OF AMERICA, N.A., as Other Administrative Agent

By:	/s/ Maria McClain
Name:	Maria McClain
Title:	Vice President, Agency Management

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Amendment No. 5 to A&R Loan Agreement

EXHIBIT A

Municipal	AAA	US BVAL MUNI Taxable AAA Curve	BVSC1074 Index
	AA +/-	US BVAL MUNI Taxable AA Curve	BVSC1075 Index
	A +/-	US BVAL MUNI Taxable A Curve	BVSC1076 Index

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Project Moon (G&I)

Amendment No. 5 to A&R Loan Agreement